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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (this "Agreement") is made as of October 1, 1998, between Gerald Stevens, Inc., a Delaware corporation (the "Company"), and Gerald R. Geddis ("Executive").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. EMPLOYMENT. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on the Termination Date, as defined in paragraph 4 hereof (the "Employment Period").

                  2. POSITION AND DUTIES.

                  (a) During the Employment Period, Executive shall serve as President and Chief Executive Officer of the Company and shall be responsible for managing the day to day business and affairs of the Company. During the Employment Term, Executive shall serve as a member of the Company's board of directors (the "Board"). Upon a termination of Executive's employment with the Company, if requested by the Company, Executive shall resign from the Board.

                  (b) Executive shall report to the Board and Executive shall devote his reasonable best efforts and his full business time and attention (except for permitted vacation periods, periods of illness or other incapacity) to the business and affairs of the Company.

                  (c) For purposes of this Agreement, all references to "Company" shall include any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more subsidiaries.

                  3. BASE SALARY AND BENEFITS.

                  (a) During the Employment Period (but beginning on November 1,
1998), Executive's base salary shall be $150,000 per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices (but at least monthly) and shall be subject to required withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible.



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                  (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time for senior executives with respect to travel, entertainment and other business expenses, subject to the Company's requirements for its executives with respect to reporting and documentation of such expenses.

                  (c) Beginning with the Company's 1999 calendar year, in addition to the Base Salary, Executive shall be eligible to receive a bonus (the "Bonus") at the end of each calendar year during the Employment Period of up to 20% of Executive's Base Salary (the "Target Bonus") based upon Executive's performance and the Company's financial results versus targets established by the Board or the Compensation Committee of the Board for such year. The Bonus, if any, will be payable no later than March 1 of the year immediately following the year in which the Bonus was earned. The Bonus will be prorated for any partial year during the Employment Period.

                  4. TERM AND TERMINATION.

                  (a) This Agreement shall terminate on December 31, 2000 (the "Expiration Date") unless terminated earlier (i) by Executive's resignation with or without Good Reason or Executive's death or Disability or (ii) by the Company with or without Cause. The date on which Executive's employment with the Company is terminated is referred to herein as the "Termination Date."

                  (b) (i) If Executive's employment with the Company is terminated by the Company without Cause or by Executive with Good Reason, (x) Executive shall be entitled to receive his Base Salary and his Target Bonus through the Expiration Date, payable in accordance with paragraph 3 above, (y) all stock options granted to Executive under the Stock Option Plan which are not vested at such time shall automatically, and without further action, become vested as of the Termination Date and all such options (together with all of Executive's then vested stock options), shall remain exercisable until the later to occur of (I) the Expiration Date and (II) the expiration of such stock options pursuant to the terms of the Stock Option Plan and (z) Executive's obligations under paragraph 6(a) below shall terminate and be of no further force or effect.

                      (ii) If Executive's employment with the Company is terminated for any reason other than as described in item (i) above, Executive shall be entitled to receive his Base Salary through the Termination Date.

                  (c) All of Executive's rights to fringe benefits shall cease upon the Termination Date.






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                  (d) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Cause" shall mean (i) the conviction of Executive for a felony or a crime involving moral turpitude or the plea of guilty or NO LO CONTENDRE by Executive to a charge of any such crime, (ii) Executive's theft or embezzlement, of money or property of the Company, (iii) Executive's perpetration of fraud, or Executive's participation in a fraud, on the Company or Executive's unauthorized appropriation of any tangible or intangible material assets or property of the Company, (iv) Executive's substantial and repeated failure to perform his duties hereunder in accordance with the reasonable directions of the Board after notice of such failure and a reasonable opportunity to cure such failure.

                  "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable and good faith judgment of the Board.

                  "Good Reason" shall mean (x) the Company's willful and material breach of this Agreement or (y) the assignment to Executive of duties that are materially inconsistent with Executive's position.

                  (e) A termination of this Agreement pursuant to its terms on the Expiration Date shall not, in and of itself, constitute a termination of Executive's employment with the Company. At such time, unless the Company or the Executive terminate Executive's employment with the Company, Executive shall become an employee at-will of the Company.

                  5. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company reasonably considered of a confidential nature ("Confidential Information") are the property of the Company. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions, or is otherwise known to Executive from independent sources prior to or outside of Executive's employment with the Company. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company which he may then possess or have under his control. Nothing herein shall prohibit Executive's disclosure of Confidential Information as directed by judicial, administrative or other governmental law, rule, regulation or order provided that Executive shall, to the extent possible, give immediate notice to the Company of any disclosure of Confidential Information so required so that the Company may seek a protective order.


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                  6 NON-COMPETE, NON-SOLICITATION.

                  (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and that his services shall be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company engages or plans to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof,
(ii) hire any person who was an employee of the Company at any time during the Employment Period (unless such employee was terminated by the Company), or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

                  (c) If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 6 are reasonable.

                  (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

                  7. MUTUAL REPRESENTATIONS. Executive and the Company each represents and warrants to the other that (i) the execution, delivery and performance of this Agreement by such party do not and shall not conflict with, breach, violate or cause a default under any contract,



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agreement, instrument, order, judgment or decree to which such party is a party or by which or it is bound, (ii) such party is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that would be breached or violated by such party execution and delivery or performance of this Agreement and (iii) upon the execution and delivery of this Agreement by such party, this Agreement shall be the valid and binding obligation of such party, enforceable in accordance against such party with its terms.

                  8. SURVIVAL. Paragraphs 5 and 6 and paragraphs 9 through 16 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  9. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  NOTICES TO EXECUTIVE:

                  Gerald R. Geddis
                  4600 N.E. 23rd Avenue
                  Ft. Lauderdale, FL 33308

                  NOTICES TO THE COMPANY:

                  Gerald Stevens, Inc.
                  One Financial Plaza, 11th Floor
                  Ft. Lauderdale, FL 33394
                  Attention: President

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or three (3) days after so mailed.

                  10. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  11. COMPLETE AGREEMENT. This Agreement embodies with respect to the subject matter hereof the complete agreement and understanding among the parties and supersedes and preempts with respect to the subject matter hereof any prior understandings,




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agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party, it being understood that paragraph 6(c) contemplates that a court of competent jurisdiction shall be entitled to "blue pencil" or conform the express language of paragraph 6(a) if necessary in order to comply with Florida law.

                  13. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  14. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that (x) Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company and (y) other than in connection with sale of the Company (whether by merger, consolidation, sale of all of the Company's stock or sale of all or substantially all of the Company's assets), the Company may not assign its rights to Executive's services hereunder to any third party.

                  15. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

                  16. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.

                                     GERALD STEVENS, INC.



                                     By  /s/  Adam D. Phillips
                                        -----------------------------
                                     Name:  Adam D. Phillips
                                     Title: Sr. Vice President


                                      /s/ Gerald R. Geddis
                                     --------------------------------
                                     GERALD R. GEDDIS



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